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                                                                    EXHIBIT 99.1



                              FOR IMMEDIATE RELEASE
June 21, 2002

Contact: John Breed
         (713) 209-8835


                    COOPER INDUSTRIES COMPLETES $300 MILLION
                           OFFERING OF FIVE YEAR NOTES


HOUSTON, TX, June 21 -- Cooper Industries, Ltd. (NYSE: CBE) today announced that its Cooper Industries, Inc. subsidiary has issued $300 million of senior unsecured notes due 2007. The notes have a coupon of 5.25 percent. Proceeds from the financing will be used to repay short-term debt.

Cooper Industries, Ltd., with 2001 revenues of $4.2 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, with administrative headquarters in Houston, Texas, Cooper has more than 30,000 employees serving more than 100 locations around the world and sells products to customers in more than 50 countries. For more information, visit www.cooperindustries.com.






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